UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 12, 2013

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On August 12, 2013, United Community Banks, Inc. (the “Company”) entered into an Indenture (the “Indenture”) and a First Supplemental Indenture (the “Supplemental Indenture”) with The Bank of New York Mellon, as trustee, under which the Company issued $34,584,000 aggregate principal amount of its 6.00% Senior Notes due August 13, 2018 (the “Notes”). As previously disclosed, the Notes were offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-180752) (the “Registration Statement”), including a prospectus supplement dated August 2, 2013 and a final pricing supplement dated August 7, 2013 to the prospectus contained in the Registration Statement.

The Indenture and Supplemental Indenture contain covenants that, among other things, limit the Company’s ability to create liens on the capital stock of its bank subsidiary, United Community Bank.

This description of the Indenture and Supplemental Indenture is a summary and is qualified in its entirety by reference to the full text of the Indenture and Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Indenture and Supplemental Indenture is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Exercise of Elm Ridge Warrants

On August 12, 2013, Elm Ridge Offshore Master Fund, Ltd. and Elm Ridge Value Partners, L.P. (collectively, the “Elm Ridge Parties”) elected to exercise warrants to purchase an aggregate 1,551,126 shares of the Company’s common stock. The warrants were issued pursuant to a previously disclosed Share Exchange Agreement, which was entered into by the Company and the Elm Ridge Parties on February 22, 2011.

Following these exercises, and as of August 13, 2013, there were 59,400,914 shares of the Company’s common stock outstanding. The Company realized net proceeds of approximately $19.4 million as a result of these exercises.

Redemption of Subordinated Step-Up Notes due September 30, 2015

The Company intends to use the net proceeds from the sale of the Notes described in Item 1.01 above to voluntarily prepay the entire principal amount outstanding of its Subordinated Step-Up Notes due September 30, 2015 (the “Subordinated Notes”), of which $35,000,000 in aggregate principal amount is issued and outstanding, at a price equal to 100% of the principal amount, plus accrued and unpaid interest. The intended redemption date for the Subordinated Notes is September 30, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of August 12, 2013, between the Company and The Bank of New York Mellon, as trustee.

4.2	First Supplemental Indenture, dated as of August 12, 2013, between the Company and The Bank of New York Mellon, as trustee.

4.3	Form of 6.00% Senior Note due August 13, 2018 (included as Exhibit A to Exhibit 4.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette Executive Vice President and Chief Financial Officer

Date: August 15, 2013

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Indenture, dated as of August 12, 2013, between the Company and The Bank of New York Mellon, as trustee.

4.2	First Supplemental Indenture, dated as of August 12, 2013, between the Company and The Bank of New York Mellon, as trustee.

4.3	Form of 6.00% Senior Note due August 13, 2018 (included as Exhibit A to Exhibit 4.2)